EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports, included and incorporated by reference in this Form 10-K, into Banta Corporation's previously filed Form S-8 Registration Statement Nos. 33-40036, 33-54576, 33-61683 and 33-01289 and Form S-3 Registration Statement No. 33-55829.






ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 29, 2000